Exhibit 99.1

For Immediate Release

TrueCar Reports First Quarter 2016 Financial Results

•	First quarter total revenue up 6% from a year ago to $61.9 million; transaction revenue of $57.4 million, up 6% year over year.

•	Net loss of $(11.7) million, or $(0.14) per share, compared to net loss of $(11.6) million, or $(0.14) per share, in the first quarter of 2015.

•	First quarter Non-GAAP net loss(1) of $(5.5) million, or $(0.07) per share, compared to Non-GAAP net income of $0.1 million, or $0.00 per share, in the first quarter of 2015.

•
First quarter Adjusted EBITDA(2) of $1.1 million, representing an Adjusted EBITDA margin of 1.7%, compared to Adjusted EBITDA of $4.3 million, representing an Adjusted EBITDA margin of 7.3%, in the first quarter of 2015.

•	Franchise Dealer count(3) was 9,281 as of March 31, 2016, representing approximately 29% of all new car franchises, and an increase from 9,094 as of December 31, 2015.
SANTA MONICA, Calif., May 5, 2016 – TrueCar, Inc. (NASDAQ: TRUE) today announced its financial results for the first quarter ended March 31, 2016.

Management Commentary

“In the first quarter of 2016, we accomplished what we set out to do, with revenue hitting the high end of our $60-$62 million guidance, units also reaching the high end of our 170,000-175,000 guidance, and adjusted EBITDA exceeding our guidance of breakeven. In the second quarter, we have started to make more significant investments in our three major focus areas: dealer sales and service, our product and technology platform, and consumer and dealer research," said Mike Guthrie, TrueCar’s Chief Financial Officer.
Chip Perry, TrueCar’s President and Chief Executive Officer continued, “We rolled out our Dealer Pledge in late March and began promoting it at the National Automobile Dealers Association Convention. We have received positive feedback from the dealer community, and I believe this new approach is enabling us to build a bridge back to the dealers who left us last year, including AutoNation." Perry continued, "We still have plenty of work to do and while we are starting to see benefits from changes we’re making, I don’t expect to see improved financial momentum until later in the year. Regardless, I am excited about our early progress and about the plan we have in place to position TrueCar as the category winner in this market and to drive more attractive top-line growth and better margins in 2017 and beyond.”

(1)	Non-GAAP net (loss) income is a Non-GAAP financial measure. Refer to its definition and accompanying reconciliation to GAAP net loss below.

(2)	Adjusted EBITDA is a Non-GAAP financial measure. Refer to its definition and accompanying reconciliation to GAAP net loss below.

(3)
Franchise Dealer count: We define franchise dealer count as the number of franchise dealers in the network of TrueCar Certified Dealers at the end of a given period. This number is calculated by counting the number of brands of new cars sold by dealers in the TrueCar Certified Dealer network at their locations, and includes both single-location proprietorships as well as large consolidated dealer groups.

First Quarter 2016 Financial Highlights

•	Total revenue of $61.9 million and transaction revenue of $57.4 million.

•	Net loss of $(11.7) million, or $(0.14) per basic and diluted share, compared to a net loss of $(11.6) million, or $(0.14) per basic and diluted share, in the first quarter of 2015.

•	Non-GAAP net loss of $(5.5) million, or $(0.07) per basic and diluted share, compared to Non-GAAP net income of $0.1 million, or $0.00 per basic and diluted share, in the first quarter of 2015.

•
Adjusted EBITDA of $1.1 million, representing an Adjusted EBITDA margin of 1.7%, compared to Adjusted EBITDA of $4.3 million, representing an Adjusted EBITDA margin of 7.3% in the first quarter of 2015.

Key Operating Metrics

•	Average monthly unique visitors(4) increased 21% to 6.7 million in the first quarter of 2016, up from approximately 5.5 million in the first quarter of 2015.

•	Units(5) increased 4% to 174,982 in the first quarter of 2016, up from 168,559 in the first quarter of 2015.

•	Monetization(6) was $328 during the first quarter of 2016, up from $322 during the first quarter of 2015.

•	Franchise Dealer count was 9,281 as of March 31, 2016, representing approximately 29% of all new car franchises, and an increase from 9,094 as of December 31, 2015.

Business Outlook

TrueCar’s guidance for the second quarter ending June 30, 2016 is as follows:

•	Units are expected to be in the range of 185,000 to 190,000

•	Revenues are expected to be in the range of $64 million to $66 million.

•	Adjusted EBITDA is expected to be a loss of $2 million to $3 million.

Guidance for the full year ending December 31, 2016 is as follows:

•	Revenues are expected to be in the range of $270 million to $275 million.

•	Adjusted EBITDA is expected to be breakeven.

 Conference Call Information

Members of TrueCar management will host a conference call today, May 5, 2016, to discuss the first quarter results at 4:30 p.m. Eastern Time. To participate, callers in the U.S. and Canada should dial 1-877-407-0789 and international callers should dial 1-201-689-8562 and reference the conference ID: 13635292. In addition, a live webcast of the call will be accessible through the Investor Relations section of TrueCar’s website at ir.true.com and will be archived online for 90 days upon completion of the conference call. A replay of the call will also be available the same day from 7:30 p.m. until 11:59 p.m. Eastern Time, on Thursday, May 19, 2016, by dialing 1-877-870-5176 (domestic) or 1-858-384-5517 (international) and entering the replay pin number: 13635292.  TrueCar has used, and intends to continue to use, its Investor Relations website (ir.true.com), Twitter (@TrueCar), and Facebook (www.facebook.com/TrueCar), as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

(4)
Average monthly unique visitors: We define a monthly unique visitor as an individual who has visited our website, our landing page on our affinity group marketing partner sites, or our mobile applications within a calendar month. We calculate average monthly unique visitors as the sum of the monthly unique visitors divided by the number of months in that period.

(5)
Units: We define units as the number of automobiles purchased by our users from TrueCar Certified Dealers through TrueCar.com and our mobile applications or the car buying sites and mobile applications we maintain for our affinity group marketing partners.

(6)	Monetization: We define monetization as the average transaction revenue per unit, which we calculate by dividing all of our transaction revenue in a given period by the number of units in that period.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding TrueCar’s future growth potential and opportunities, outlook for the second quarter and full year 2016, future financial results, including expectations regarding future revenue and Adjusted EBITDA, planned investments and operational improvements, business strategy, plans and objectives, and market expectations are forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions that may prove incorrect, any of which could cause TrueCar’s results to differ materially from those expressed or implied by such forward-looking statements. Among the risks and uncertainties that could cause TrueCar’s results to differ materially from those expressed or implied by such forward-looking statements include: the ability to improve our relationship with, and perception among, car dealerships and grow our network of Certified Dealers, on an overall basis, among dealers representing high volume brands and in important geographies; dependence upon affinity group marketing partners, especially USAA; compliance with U.S. federal and state laws and regulations directly or indirectly applicable to TrueCar's business; the ability to compete effectively in an increasingly competitive market and to grow and enhance TrueCar's brand; the ability to continue to innovate; the successful improvement of TrueCar's technology infrastructure; macro-economic issues that affect the automobile industry; the ability to attract, retain, and integrate qualified personnel, including newly hired members of management and the hiring of additional personnel in our technology and dealer teams; the ability to successfully resolve litigation to which TrueCar is subject; and other risks and uncertainties described more fully under the heading “Risk Factors” in TrueCar’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission, or SEC, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 to be filed with the SEC. Moreover, TrueCar operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for TrueCar management to predict all risks, nor can management assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements TrueCar may make. All forward-looking statements in this press release are based on information available to TrueCar's management as of the date hereof, and except as required by law, management assumes no obligation to update these forward-looking statements, which speak only as of their respective dates.

Use of Non-GAAP Financial Measures

This earnings release includes the following Non-GAAP financial measures; Adjusted EBITDA, Non-GAAP net (loss) income, and Non-GAAP net (loss) income per share. We define Adjusted EBITDA as net loss adjusted to exclude interest income, interest expense, income taxes, depreciation and amortization, stock-based compensation, non-cash warrant expense, and certain litigation costs. We define Non-GAAP net (loss) income as net loss adjusted to exclude stock-based compensation, non-cash warrant expense, and certain litigation costs. We have provided below a reconciliation of each of Adjusted EBITDA and Non-GAAP net (loss) income to net loss, the most directly comparable GAAP financial measure. Neither Adjusted EBITDA nor Non-GAAP net (loss) income should be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.

We believe that Adjusted EBITDA and Non-GAAP net (loss) income are useful because they facilitate operating performance comparisons on a period-to-period basis as they exclude variations primarily caused by changes in the excluded items noted above. In addition, we believe that Adjusted EBITDA, Non-GAAP net (loss) income and similar measures are widely used by investors, securities analysts, rating agencies and other parties in evaluating companies as measures of financial performance.

Our use of each of Adjusted EBITDA and Non-GAAP net (loss) income has limitations as an analytical tool, and you should not consider either in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect the payment or receipt of interest or the payment of income taxes;

•	Neither Adjusted EBITDA nor Non-GAAP net (loss) income reflects changes in, or cash requirements for, our working capital needs;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or any other contractual commitments;

•
Neither Adjusted EBITDA nor Non-GAAP net (loss) income reflects the cash costs to advance our claims in respect of certain litigation or the costs to defend ourselves in various complaints filed against us.

•	Neither Adjusted EBITDA nor Non-GAAP net (loss) income consider the potentially dilutive impact of shares issued or to be issued in connection with stock-based compensation or warrant issuances; and

•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA and Non-GAAP net (loss) income differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, you should consider Adjusted EBITDA and Non-GAAP net (loss) income alongside other financial performance measures, including our net loss, our other GAAP results, and various cash flow metrics. In addition, in evaluating Adjusted EBITDA and Non-GAAP net (loss) income, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving Adjusted EBITDA and Non-GAAP net (loss) income and you should not infer from our presentation of Adjusted EBITDA and Non-GAAP net (loss) income that our future results will not be affected by these expenses or any unusual or non-recurring items.

About TrueCar

TrueCar, Inc. (NASDAQ: TRUE) is a digital automotive marketplace that provides comprehensive pricing transparency about what other people paid for their cars and enables consumers to engage with TrueCar Certified Dealers who are committed to providing a superior purchase experience. TrueCar operates its own branded site and its nationwide network of more than 11,000 Certified Dealers, and also powers car-buying programs for some of the largest U.S. membership and service organizations, including USAA, AARP, American Express, AAA and Sam's Club. Over one third of all new car buyers engage with the TrueCar network during their purchasing process. TrueCar is headquartered in Santa Monica, California, with offices in San Francisco and Austin, Texas. For more information, go to www.truecar.com. Follow TrueCar on Facebook or Twitter.

Investor Contact:
Alison Sternberg
Vice President, Investor Relations and Administration
424-258-8771
asternberg@true.com

Media Contact:
Alan Ohnsman
Senior Vice President, Chief Communications Officer
424-258-8044
aohnsman@truecar.com

TRUECAR, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenues	$61,860	$58,554
Costs and operating expenses:
Cost of revenue	6,225	5,791
Sales and marketing	32,111	31,709
Technology and development	13,140	9,760
General and administrative	15,496	18,769
Depreciation and amortization	5,904	3,925
Total costs and operating expenses	72,876	69,954
Loss from operations	(11,016)	(11,400)
Interest income	93	20
Interest expense	(608)	(45)
Other income	—	11
Loss before provision for income taxes	(11,531)	(11,414)
Provision for income taxes	136	209
Net loss	$(11,667)	$(11,623)
Net loss per share:
Basic and diluted	$(0.14)	$(0.14)
Weighted average common shares outstanding, basic and diluted	83,462	80,461

TRUECAR, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$105,971	$112,371
Accounts receivable, net	29,906	33,761
Prepaid expenses	5,136	6,048
Other current assets	606	779
Total current assets	141,619	152,959
Property and equipment, net	70,101	71,390
Goodwill	53,270	53,270
Intangible assets, net	22,782	23,815
Other assets	942	940
Total assets	$288,714	$302,374
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$12,115	$18,880
Accrued employee expenses	7,091	7,799
Accrued expenses and other current liabilities	11,036	12,425
Total current liabilities	30,242	39,104
Deferred tax liabilities	2,538	2,413
Lease financing obligations, net of current portion	27,142	26,987
Other liabilities	1,132	1,178
Total liabilities	61,054	69,682
Stockholders’ Equity
Common stock	8	8
Additional paid-in capital	515,219	508,584
Accumulated deficit	(287,567)	(275,900)
Total stockholders’ equity	227,660	232,692
Total liabilities and stockholders’ equity	$288,714	$302,374

TRUECAR, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
 (In thousands)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Net loss	$(11,667)	$(11,623)
Non-GAAP adjustments:
Interest income	(93)	(20)
Interest expense	608	45
Depreciation and amortization	5,904	3,925
Stock-based compensation	5,892	9,453
Warrant expense (reduction)	—	(147)
Certain litigation costs (1)	272	2,443
Provision for income taxes	136	209
Adjusted EBITDA	$1,052	$4,285

(1)
The excluded amounts relate to legal costs incurred in connection with a claim we filed against Sonic Automotive Holdings, Inc., complaints filed by non-TrueCar dealers and the California New Car Dealers Association against TrueCar, and securities and consumer class action lawsuits. We believe that their exclusion is appropriate to facilitate period-to-period operating performance comparisons.

TRUECAR, INC.
RECONCILIATION OF NET LOSS TO NON-GAAP NET (LOSS) INCOME
 (In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Net loss	$(11,667)	$(11,623)
Non-GAAP adjustments:
Stock-based compensation	5,892	9,453
Warrant expense (reduction)	—	(147)
Certain litigation costs (1)	272	2,443
Non-GAAP net (loss) income	$(5,503)	$126

Non-GAAP net (loss) income per share:
Basic	$(0.07)	$0.00
Diluted	$(0.07)	$0.00

Weighted average common shares outstanding:
Basic	83,462	80,461
Diluted	83,462	92,361

(1)
The excluded amounts relate to legal costs incurred in connection with a claim we filed against Sonic Automotive Holdings, Inc., complaints filed by non-TrueCar dealers and the California New Car Dealers Association against TrueCar, and securities and consumer class action lawsuits. We believe that their exclusion is appropriate to facilitate period-to-period operating performance comparisons.